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                                                                     Exhibit 8.1

                                                 HUNTON & WILLIAMS LLP
                                                 BANK OF AMERICA PLAZA
                                                 SUITE 3500
                                                 101 SOUTH TRYON STREET
                                                 CHARLOTTE, NORTH CAROLINA 28280

                                                 TEL      704 o 378 o 4700
                                                 FAX      704 o 378 o 4890


                                 August 29, 2007


SunTrust Real Estate Trust, LLC
303 Peachtree Street
Atlanta, Georgia 30308

Ladies and Gentlemen:

     We have acted as your special tax counsel in connection with the registration statement (File No. 333-[______]) filed with the Securities and Exchange Commission (the "Commission") on August 29, 2007, as amended (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Mortgage-Backed Pass-Through Certificates (the "Certificates") to be sold by SunTrust Real Estate Trust, LLC (the "Company") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") by and among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates, and one or more servicers or master servicers to be identified in the Prospectus Supplement for such Series of Certificates. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

     In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission (ii) the form of the Pooling and Servicing Agreement, (iii) the form of the Mortgage Loan Flow Purchase, Sale and Servicing Agreement, (iv) the form of the Mortgage Loan Purchase Agreement and (v) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

     As counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of the Certificates. The description of federal income tax consequences appearing under the headings "Summary of Terms--Tax Status" and "Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to


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holders  of a Series of  Certificates,  under  existing  law and  subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated in connection with such opinions.

     In arriving at the opinion expressed above, we have assumed that each document prepared and executed in connection with such transactions will be duly authorized by all necessary corporate action on the part of the parties thereto for such Series of Certificates and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each series of Certificates will be duly executed and delivered in substantially the forms set forth in the documents filed or incorporated by reference as an exhibit to the Registration Statement, and that each series of Certificates will be sold as described in the Registration Statement.

     This opinion is based on existing law and on the facts and circumstances set forth in the Prospectus and Prospectus Supplement and in the other documents reviewed by us. Our opinion with respect to tax matters is limited to the federal income tax laws of the United States, including without limitation the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of Certificates with numerous different characteristics, the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to this firm under the caption "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

     No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates under the laws of any state.

                                        Very truly yours,


                                        /s/  Hunton & Williams LLP